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                                                                    EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PLATINUM technology, inc.:

We consent to incorporation by reference in the registration statements (No. 333-07783) on Form S-1 and (Nos. 33-41248, 33-85798, 33-96762, 333-00454,
333-03284 and 33-20897) Forms S-8 of PLATINUM technology, inc. of our reports dated February 19, 1997 (except as to Note 15, which is as of February 28,
1997), relating to the consolidated balance sheets of PLATINUM technology, inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and all related consolidated financial statement schedules, which reports appear in the December 31, 1996 annual report on Form 10-K of PLATINUM technology, inc.

                           /s/ KPMG Peat Marwick LLP
                               KPMG PEAT MARWICK LLP

Chicago, Illinos
March 26, 1997